Exhibit 10.8

FORUM MERGER CORPORATION

c/o Forum Investors I, LLC

135 East 57th Street, 8th Floor

New York, NY 10022

April 6, 2017

Forum Capital Management, LLC

135 East 57th Street, 8th Floor

New York, NY 10022

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Forum Merger Corporation (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Forum Capital Management, LLC shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 135 East 57th Street, 8th Floor, New York, NY 10022 (or any successor location). In exchange therefor, the Company shall pay Forum Capital Management, LLC the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Forum Capital Management, LLC hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO as a result of this letter agreement (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, this letter agreement and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

FORUM MERGER CORPORATION

By:	/s/ David Boris
Name: David Boris
Title: Co-Chief Executive Officer

AGREED TO AND ACCEPTED BY:

FORUM CAPITAL MANAGEMENT, LLC

By:	/s/ David Boris
Name: David Boris
Title: Co-Chief Executive Officer